        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ----------------

                                PEOPLESOFT, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   68-0137069
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               4460 Hacienda Drive
                          Pleasanton, California 94588
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                Advance Planning Solutions, Inc. 1998 Stock Plan
                            (Full title of the Plans)

                                 ---------------

                                  Craig Conway
                      President and Chief Executive Officer
                                PEOPLESOFT, INC.
                4460 Hacienda Drive, Pleasanton, California 94588
                     (Name and Address of Agent for Service)

                                 (925) 694-3000
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                     Proposed Maximum     Proposed Maximum
            Title of Securities to                 Amount to be       Offering Price          Aggregate            Amount of
                be Registered                      Registered (1)      Per Share (2)     Offering Price (2)     Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.........    48,654 shares          $24.25           $1,179,859.50            $311.49
=================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Advance Planning Solutions, Inc. 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of PeopleSoft, Inc. Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share as such options may be exercised.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference

     PeopleSoft, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     a) The contents of its earlier registration statement on Form S-8 (file number 333-38364) previously filed with the Securities and Exchange Commission (the "SEC") on June 1, 2000.

     b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 previously filed with the SEC on August 14, 2000.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

Exhibit
Number       Exhibit
-------      -------
 5           Opinion and consent of Gibson, Dunn & Crutcher LLP.
23.1         Consent of Ernst & Young LLP, Independent Auditors.
23.2         Consent of Gibson, Dunn & Crutcher LLP is contained in Exhibit 5.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 21st day of August, 2000.

                               PEOPLESOFT, INC.

                               By: /s/ STEPHEN F. HILL
                                  ----------------------------------------------
                                  Stephen F. Hill
                                  Sr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Craig Conway, Stephen F. Hill and Anne Jordan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                Date
              ---------                                   -----                                ----

                                            Chairman of the Board of Directors
------------------------------------
         David A. Duffield

                                          Vice Chairman of the Board of Directors
------------------------------------
           Aneel Bhusri

/s/ CRAIG CONWAY                          President, Chief Executive Officer and         August 21, 2000
------------------------------------      Director (Principal Executive Officer
           Craig Conway                                and Director)


/s/ STEPHEN F. HILL                    Sr. Vice President and Chief Financial Officer    August 21, 2000
------------------------------------    (Principal Financial and Accounting Officer)
         Stephen F. Hill


/S/ A. George Battle                                     Director                        August 21, 2000
------------------------------------
         A. George Battle


/s/ STEVE GOLDBY                                         Director                        August 21, 2000
------------------------------------
           Steve Goldby


/s/ GEORGE J. STILL, JR.                                 Director                        August 21, 2000
------------------------------------
       George J. Still, Jr.


/s/ CYRIL J. YANSOUNI                                    Director                        August 21, 2000
------------------------------------
        Cyril J. Yansouni

                                 EXHIBIT INDEX

Exhibit
Number       Exhibit
-------      -------
 5           Opinion and consent of Gibson, Dunn & Crutcher LLP.
23.1         Consent of Ernst & Young LLP, Independent Auditors.
23.2         Consent of Gibson, Dunn & Crutcher LLP is contained in Exhibit 5.



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